EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

AST SpaceMobile, Inc.

Midland, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-257425 and No. 333-255842) and Form S-8 (No. 333-257822) of AST SpaceMobile, Inc. of our report dated February 26, 2021, except for Notes 2 and 3 as to which is dated March 31, 2022, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

March 31, 2022